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                                     FORM OF
                            INDEMNIFICATION AGREEMENT

Date:  _____________

PARTIES AND ADDRESSES:

LSC, Incorporated                                          (the "Company")
1270 Eagan Industrial Road, Suite 160
Eagan, MN 55121-1231



------------------------                                   (the "Indemnitee")

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RECITALS:

         A. The Company is concerned with the retention of qualified, competent persons to serve as directors and officers of the Company.

         B. Indemnitee is a member of the Company's Board of Directors and or an officer of the Company.

         C. The Company, a Minnesota corporation, desires that Indemnitee continue to serve the Company in the capacity described above.

         D. Indemnitee is willing to continue serving the Company in the capacity described above, subject to the provisions of this Agreement.

AGREEMENT:

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

1. INDEMNIFICATION; ADVANCE OF EXPENSES. The Company agrees to indemnify and hold Indemnitee harmless from and against any claims, liabilities, damages or expenses incurred by Indemnitee in or arising out of the status, capacities and activities of Indemnitee with respect to the Company to the maximum extent permitted under Minnesota Statutes Section 302A.521, in accordance with the terms, conditions and procedures set forth in this Agreement and Minnesota Statutes Section 302A.521. The Company shall advance expenses to Indemnitee to the maximum extent permitted under Minnesota Statutes Section 302A.521, in accordance with the terms, conditions and procedures set forth in this

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Agreement and Minnesota Statutes Section 302A.521.

2.       INSURANCE.

         (a) The Company agrees to purchase and maintain, for the benefit and on behalf of Indemnitee, directors' and officers' liability insurance covering those claims and liabilities, with respect to which insurance is reasonably available on a cost effective basis, which may be asserted against, or incurred by, Indemnitee in or arising out of the status, capacities and activities of Indemnitee as a director and/or officer of the Company. This obligation to purchase insurance shall be in addition to the obligation of the Company to indemnify Indemnitee under Section 1. The decision as to whether insurance is "reasonably available on a cost effective basis" may be made by the Company's Board of Directors by majority vote of the directors present at any meeting at which a quorum is present.

         (b) In the event the Company is unable to, or for any reason does not in fact, acquire and maintain in effect the insurance required by
         Section 2(a), the Company agrees, in addition to its obligations under
         Section 1, to indemnify Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee pursuant to the policy or policies of insurance provided for in Section 2(a).

3.       NOTIFICATION AND DEFENSE OF CLAIM.

         (a) Promptly after receipt by Indemnitee, or the Company, of any notice or document respecting the commencement of any action, suit, proceeding or investigation naming or involving Indemnitee and relating to any matter concerning which Indemnitee may be entitled to indemnification or advancement of expenses pursuant to this Agreement, the party receiving same will notify the other of the receipt of same, but the omission on the part of Indemnitee to so notify the Company will not relieve the Company from any obligation or liability which it may have to Indemnitee under this Agreement or otherwise.

         (b) With respect to any action, suit or proceeding:

                  (i) The Company will be entitled to participate therein at the Company's own expense.

                  (ii) Except as otherwise provided below, to the extent that the Company may deem desirable, the Company, individually, or jointly with any other indemnifying party, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of the Company's election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal fees or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, unless otherwise consented to by the Company (which consent shall not be unreasonably withheld), other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

                           I. The employment of counsel by Indemnitee has been authorized by the Company, or


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                           II. Indemnitee shall have reasonably concluded that
                           there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or

                           III. The Company shall not in fact have employed counsel to assume the defense of such action,

                  in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

                  Notwithstanding the other provisions of this Section 3(b), the Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (II) above.

                  (iii) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

4. REPAYMENT OF EXPENSES. Indemnitee agrees that Indemnitee will reimburse the Company for all expenses advanced to Indemnitee or paid by the Company on behalf of Indemnitee pursuant to the Company's obligations under Section 1 in the event that the criteria for indemnification as set forth in Minnesota Statutes Section 302A.521 have not been satisfied.

5. ABSOLUTE RIGHT TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Company agrees that it shall not, and the Company hereby waives all rights that it has or may have to, refuse to indemnify or advance expenses based on any breach or alleged breach of any of the provisions of this Agreement by Indemnitee, or for any other reason whatsoever.

6. AMENDMENTS TO MINNESOTA STATUTES, OR COMPANY'S ARTICLES OF INCORPORATION OR BYLAWS. The Company represents that its Articles of Incorporation and Bylaws provide for indemnification of Indemnitee to the maximum extent permitted by Minnesota Statutes Section 302A.521 as of the date of this Agreement, and to the maximum extent required by this Agreement. Any amendments to the Articles of Incorporation or Bylaws of the Company which reduce or eliminate indemnification rights of persons entitled to indemnification under its Articles of Incorporation or Bylaws shall have no effect with respect to this Agreement, and Indemnitee shall continue to have all rights, entitlements and benefits hereunder. If the Minnesota Statutes (or other applicable law) or the Articles of Incorporation or Bylaws of the Company are amended so as to provide for greater indemnification rights or benefits, this Agreement shall be deemed amended to provide for such greater indemnification rights or benefits and Indemnitee shall be entitled to such greater rights and benefits to the maximum extent available to any then currently serving director or officer, as the case may be, of the Company. To the extent that the Minnesota Statutes, or other applicable law, limit in any manner the rights and benefits available to Indemnitee under this Agreement, this Agreement shall be interpreted as providing indemnification to Indemnitee to the fullest extent permitted by applicable law.


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7. OTHER RIGHTS OF INDEMNITEE. The rights of Indemnitee to indemnification and advancement of expenses pursuant to this Agreement shall not be exclusive of other rights Indemnitee may have (i) under applicable law, (ii) pursuant to other agreements between the Company and Indemnitee or the Company's Articles of Incorporation or Bylaws, (iii) pursuant to a vote of disinterested directors of the Company or (iv) pursuant to a vote of shareholders of the Company.

8. AMENDMENT. This Agreement may be amended at any time by written instrument executed by the Company and Indemnitee.

9. ENFORCEMENT OF AGREEMENT BY INDEMNITEE.

         (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity or capacities.

         (b) In the event Indemnitee is required to bring any action to enforce Indemnitee's rights or to collect monies due Indemnitee under this Agreement, and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's fees and expenses in bringing and pursuing such action.

10. NOTICES. All notices and other communications between the parties with respect to this Agreement must be in writing and shall be deemed to have been duly delivered as of the date on which they are hand delivered or deposited in the United States mail for delivery by registered or certified mail, postage and fees prepaid, addressed as first above written. Addresses may be changed by notice in writing signed by a party desiring to change such party's address, but any such notice of change of address shall not be effective until actually received by the other party.

11. AGREEMENT CONTROLLING. Except as otherwise specified herein, this Agreement supersedes all other agreements and understandings between the parties with respect to the subject matter hereof to the extent such other agreements and understandings are inconsistent with the provisions of this Agreement.

12. SEVERABILITY OF PROVISIONS. The provisions of this Agreement are severable and, in the event any portion of this Agreement is declared illegal or unenforceable for any reason whatever, the remainder of this Agreement shall be effective and binding upon the parties hereto to the fullest extent permissible by law. Without limiting the generality of the foregoing sentence, it is expressly understood that the intent of this Agreement is to provide for indemnification of Indemnitee to the maximum extent permitted by law and, as such, in no event shall the illegality or unenforceability of any provision of this Agreement be construed or interpreted so as to deny indemnification of Indemnitee to the maximum extent permitted by law.

13. BINDING EFFECT. Due to the personal nature of the services to be rendered by Indemnitee, Indemnitee may not assign this Agreement. Subject to the foregoing, the provisions of this Agreement are binding upon and inure to the benefit of
(i) Indemnitee and Indemnitee's respective heirs, legal representatives and administrators, and (ii) the Company and the Company's successors, transferees and assigns.


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14. SURVIVAL. The obligations of the Company to Indemnitee with respect to the indemnification and advancement of expenses as provided in this Agreement shall survive and continue after Indemnitee has ceased to be a director and/or officer, as the case may be, of the Company and after this Agreement has terminated, and shall inure to the benefit of Indemnitee and Indemnitee's heirs, legal representatives and administrators.

15. ARBITRATION. Any dispute arising out of or relating to this Agreement or an actual or alleged breach of this Agreement shall be discussed between the parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding the parties' good faith efforts, a dispute remains unresolved for a period of 45 days after initial notice from one party to the other of the dispute, the parties shall submit such dispute to arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction over the controversy. The costs of the proceedings shall be paid by the Company. Unless otherwise agreed upon, the place of the arbitration proceedings shall be Hennepin County, Minnesota.

16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the laws of conflict of any jurisdiction.

17. NO EMPLOYMENT AGREEMENT. This Agreement shall not be construed or interpreted to create an employment agreement between the Company and Indemnitee.

18. TERM. The term of this Agreement shall be coextensive with Indemnitee's service as a director and/or officer, as the case may be, of the Company; provided, however, it is expressly understood that Section 14 shall survive the termination of this Agreement.

                      (BALANCE OF PAGE INTENTIONALLY BLANK)


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IN WITNESS WHEREOF, the parties have executed this Agreement in the manner appropriate for each as of the day and year above written.

LSC, INCORPORATED

By
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         Its
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INDEMNITEE

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[Signature]


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